Exhibit 10.11

English Translation

Regional Distribution Contract of

Guizhou Tongjitang Pharmaceutical Co., Ltd.

Party A: Guizhou Tongjitang Pharmaceutical Co., Ltd. (hereinafter referred to as “Party A”)

Address: 35 Zhengxin Street, Guiyang, Guizhou

Legal Representative: Xiaochun WANG

Party B: Beijing Shirentang Pharmaceutical Co., Ltd. (hereinafter referred to as “Party B”)

Address: 2A104, 88A Caihuying Street East, Fengtai District, Beijing

Legal Representative: Mai ZHANG

In order to regulate and protect the distribution market of Party A’s products and protect Party A’s legal interests, based on the cooperation principle of “mutual benefit” and “win-win”, both Parties agreed as follows through friendly consultation:

1.	Party A authorizes Party B to distribute Party A’s products within the following territory: provinces (region, city and county) to the north of the Yellow River including Beijing.

2.	Contract Term: One year, from September 1, 2006 to September 30, 2007. Should both Parties want to continue their cooperation upon the expiration of the Contract Term, they should enter into a separate agreement within 30 days prior to the expiration of the Contract Term; should no separate written agreement be reached, the Contract shall terminate automatically upon the expiration of the Contract Term.

3.	Scope of Product: Medicines produced by Party A.

4.	Distribution Amount: Party B undertakes that, as a regional distributor of Party A, it shall provide Party A with distribution returns not less than RMB90 million during the year of distribution, and shall achieve half of the distribution returns upon expiration of half of the distribution term. Should Party B fail to achieve the distribution returns as agreed hereunder within the Contract Term, Party A is entitled to cancel Party B’s qualification as regional distributor. The detailed distribution amount of each period is as follows:

Time	Year Quarter	Year Quarter	Year Quarter	Year Quarter
Distribution Amount	/	/	/	/

5.	Product Price: Party A shall supply products hereunder to Party B at OTC (retailing) supply price; should Party B distribute Party A’s products to OTC retailers (other than the hospitals listed in hospital retailers) within the territory provided herein, Party A shall provide the supply price to Party B.

The following conditions shall be satisfied to apply such price:

1)	Party B must apply 5% off based on the national compulsory wholesale price as the distribution price for distribution of Party A’s products to OTC end retailers;

2)	When supplying products to OTC end retailers, Party B shall require the OTC end retailers to sell the products at the price as prescribed by the government; otherwise, Party B is obliged to cease the supply to such OTC end retailers;

3)	Party B shall provide the computer record of distribution status of the products;

4)	Both Parties shall designate personnel to sign on the records once every month for confirmation.

5)	If Party B distributes the products to other pharmaceutical companies within the distribution territory provided herein, Party A, Party B and such third party must enter into a separate agreement to specify such hospitals where the products will be distributed in order to settle the payment at the “price for hospital retailers”. Otherwise, it shall be settled at the “price for OTC retailers”.

6.	Return Profits to Outstanding Distributors.

At the end of each year, Party A will return profits to Party B according to Party B’s distribution performance and cooperation, the profits returned shall be 0.5% of the distribution returns.

Party B shall not be entitled to get the returned profits, unless all of the following conditions are satisfied:

1)	Party B shall achieve the distribution returns as specified hereunder;

2)	Party B shall actively cooperate with Party A in product promotion;

3)	Party B has never caused the end retailer’s products to be out of stock due to dispatch and allocation reasons;

4)	Party B shall actively cooperate with Party A in sales promotion;

5)	Party B shall observe the Contract and has never distributed trans-territorially;

6)	Party B shall strictly observe the Price Clause as specified hereunder;

7)	Party B shall actively cooperate with Party A in accounting management and issue legal vouchers;

8)	Party B shall timely provide market feedbacks to Party A and propose reasonable suggestions.

7.	Delivery and Freight:

1)	Party A shall deliver the products to Party B according to the Products Orders sealed and sent by Party B per fax, letters or other ordering methods;

2)	Party A shall deliver the products to Party B by ways such as postal parcel, and Party A shall bear the freight for the goods to be sent to the city where Party B is located;

3)	The place of performance of this Contract is the place where Party A is located.

8.	Quality, Inspection and Acceptance of Products and the Term to Raise Objection:

1)	Party A undertakes that the products it supplies are in compliance with the relevant quality standards of the government;

2)	Party B shall inspect and accept the products within 24 hours as of the date of the products’ arrival, and Party B shall be liable for the losses incurred due to its failure to inspect within the time limit;

3)	If Party B discovers that the quality and/or quantity of the goods delivered by Party A are not in compliance with the regulation, it shall submit written objection within three days after the arrival of the products; if the objection is submitted beyond the time limit, the goods delivered by Party A shall be deemed as in compliance with the provisions hereof. If Party B believes that the products’ quality is not in compliance with the standards stipulated by the government, it shall present to Party A the Medicine Inspection Report issued by the provincial medicine inspection authority as approved by Party A;

4)	Party A shall reply in writing within 10 days upon receipt of the written objection from Party B; otherwise, the objection by Party B shall be deemed as acknowledged. After Party A confirms the objection in writing, the products with objection may be returned, exchanged or supplemented;

5)	Party B shall inspect and accept the products timely upon receipt of the invoice issued by Party A, and return the filled out Return Receipt of Invoice to the sales person of Party A;

6)	Party B shall not lend products to anybody without authorization of Party A; otherwise, Party B shall take all the economic liability incurred thereby.

9.	Terms of Payment

1)	Party B shall make payment according to the amount of actual distribution.

2)	Discount on the distribution returns: Party B shall return the distribution returns in accordance with the Contract, and Party A may provide the following discount to Party B according to the term of returns: N/A.

3)	Party B shall remit the payment into the following account designated by Party A; and Party B shall not remit the payment to any other accounts without authorization of Party A; otherwise, Party B shall be liable for all the economic losses incurred thereby. The account designated by Party A is:

Payee: Guizhou Tongjitang Pharmaceutical Co., Ltd.

Account No.: 2402006009007001890

Bank: Industrial and Commercial Bank of China, Guizhou Guiyang Branch, Xiaohe Sub-Branch

10.	Other Rights and Obligations of Both Parties

1)	Party A may launch activities to advertise and promote the products hereunder within Party B’s distribution territory, and may advertise on medium such as TV and newspapers; it may also organize professional OTC team to make end-promotion and maintenance in order to promote the distribution of the products within Party B’s distribution territory.

2)	Party A may cease the supply of products if it discovers the following acts of Party B, and Party B is obliged to settle the payment with Party A unconditionally and take the liability for breach of contract:

(1)	Party B distributes trans-territorially;

(2)	Party B fails to confirm the records of distribution status, or prepares false records of distribution status as agreed;

(3)	Party B fails to make payment to Party A timely;

(4)	Party B orders products in the name of the hospitals but the products are actually distributed to OTC markets;

(5)	Party B fails to apply Party A’s price policy;

(6)	Party B fails to timely dispatch products to the end market, which causes the products to be out of stock on the part of retailers;

(7)	Party B fails to cooperate in the relevant work of Party A’s distribution market;

(8)	Part B provides discount sales promotion of Party A’s products without consent or exchange Party A’s products with products of other companies.

3)	In order to maintain the circulation order of the distribution market of the products herein, Party B or its subordinate companies or clients shall not make trans-territorial distribution; should there be any such trans-territorial distribution, Party A is entitled to order Party B to cease such acts; should Party B or its subordinate companies reject to do so, Party A may terminate the Contract unilaterally.

4)	Party B is obliged to supervise and examine the trans-territorial distribution by its sub-distributors and end-retailers. If such sub-distributors and end-retailers are found to have distributed products trans-territorially, Party B is obliged to take control measures such as cease of supply.

5)	Party B shall timely prepare the Statement of Production Distribution Status and Statement of Supply, Distribution and Stock of Products, and after affixing its official seal on such statements, Party B shall submit them to Party A within three days after end of each month.

6)	After receiving the Statements of Account from Party A, Party B shall complete the verification within five days and return them to Party A after affixing the official seal.

7)	Party B shall not pay the Payment due in cash to the business representative or other personnel of Party A, nor shall Party B lend such payment to the business representative or other personnel of Party A. Party A does not acknowledge any of the above acts of Party B and will not take any relevant liability.

8)	Without written consent of Party A, Party B shall not lend or allocate the above products to the business representative or other personnel of Party A. Party A does not acknowledge any of the above acts of Party B and will not take any relevant liability.

11.	Liability for Breach of Contract

1)	Party B shall perform the obligation of payment within the term as provided hereunder, and it shall be liable for liquidated damages at 1% of the outstanding amount that it fails to pay within such term;

2)	In the event of distribution by Party B outside of the prescribed territory herein, Party B shall pay RMB 5000 as the liquidated damages for each such distribution in each region as we have numbered for the products with a specific batch number. Meanwhile, Party A will cancel the distribution returns of Party B for the whole year. The following shall be determined as trans-territorial distribution: Party B distributes Party A’s products outside its distribution territory authorized by Party A; or Party B distributes Part A’s products to hospitals within its authorized distribution territory; N/A.

3)	If Party B orders products in the name of hospitals, but actually distributes them to OTC markets, Party A may cancel the distribution returns of Party B for the whole year, and meanwhile, Party B shall be liable for RMB 5000 liquidated damages.

4)	Both Parties shall perform their respective obligations hereunder, and if the breach of contract of either Party causes economic losses to the other Party, it shall compensate the other Party for all the losses incurred.

12.	Settlement of Disputes

Any disputes arising during the performance hereof shall be resolved by mutual consultations of the both Parties; and the written document produced thereby shall be attached hereto and have the same legal force as this Contract. Should no agreement be reached, either Party may initiate legal proceeding before the court where it is located.

13.	The Contract shall take effect upon the signature with official seal by both Parties.

14.	The Contract is in duplicates, and Party A and Party B shall each hold one copy.

15.	Supplementary Clause: to be agreed separately by both Parties.

Encl. List of Hospitals confirmed by both Parties

Party A: Guizhou Tongjitang Pharmaceutical Co., Ltd	Party B: Beijing Shirentang Pharmaceutical Co., Ltd

Address:	Address:

Zip Code:	Zip Code:

Legal Representative:	Legal Representative:

Authorized Representative:	Authorized Representative:

Name of Operation Manager:	Name of Operation Manager:

Tel of Operation Manager:	Tel of Operation Manager:

(official seal)	Name of Financial Manager:

Tel of Financial Manager

[official Seal]	(official seal )

[official Seal]

September 1, 2006	September 1, 2006